                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                      Only (as permitted by Rule 14a-6(e)(2))
 [ ]  Definitive Proxy Statement
*[X]  Definitive Additional Materials
 [ ]  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                        HEALTHDYNE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


* Informational presentation to Institutional Shareholder Services regarding Annual Meeting.

                                COMPANY HISTORY


          -    1987 -- $10 million division of Healthdyne, Inc.

          -    1993 -- IPO

          -    1987 - 1997 --  29% Compound Annual Growth in Revenues

                               COMPANY PROFILE


-    #1 or #2 share in all market segments

-    Reputation as high-tech product innovator

- One of two companies with the broadest product portfolio (Within high-tech respiratory device market)

                               MARKET DYNAMICS

- Shift from retrospective reimbursement to -- prospective and capitation reimbursement systems
-    Government focus on lowering healthcare costs
-    Growth of managed care segment
-    Customer emphasis on cost-effectivity
-    Movement to alternate site point-of-care
-    Concentration on disease state management
- Trend toward integrated healthcare networks and consolidating purchasing decisions based on:
     -    Broad product offering within a disease state
     -    Product offering and distribution throughout the different acuity levels and points-of-care (I.E.... hospital, subacute, home and extended care facilities)
-    Aging worldwide population
-    Rising incidence of respiratory disease
- Growth in international respiratory markets (particularly developing countries)

                           HEALTHDYNE TECHNOLOGIES'
                                STRATEGIC PLAN

- Develop or acquire proprietary technologies to provide cost-effective care and improved patient outcomes for chronic respiratory diseases and high-cost procedures.
- Utilize innovative technologies to transition toward higher gross margin products.
-    Continue to broaden respiratory products offering.
- Strengthen distribution and form strategic alliances where necessary to reach all points of respiratory care worldwide (E.G. Siemens, Allegiance).

                           REVIEW OF 1997 RESULTS


-    HDTC's second quarter and six months' performance:


           THREE MONTHS ENDED JUNE 30, 1997:
Revenues:                   $38.1 million, 33% above last year.
Net earnings:               $2.7 million, or $0.20 per share, 105% above last year.
Operating earnings:         $5.1 million, 90% above last year.
Profit margin:              $13.5%, 4 percentage points higher than last year.

           SIX MONTHS ENDED JUNE 30, 1997:
Revenues:                   $73.7 million, 32% above last year.
Net earnings:               $4.8 million, or $0.36 per share, 54% above last year.
Operating earnings:         $9.1 million, 48% above last year.
Profit margin:              12.3%, 1.3 percentage points higher than last year.

                  MANAGEMENT IS DOING ALL THE RIGHT THINGS


-    The Company is performing and has an excellent strategy.
-    HDTC's  is exploring other alternatives to Invacare's offer.
- HDTC's is committed to increasing shareholder value, either by pursuing its strategic plan to further increase revenues and earnings or engaging in a transaction which provides fair value for HDTC shares.
-    HDTC has offered to Invacare to sign confidentiality agreement and to meet.
- HDTC is worth more than Invacare's "Best and Final" $15 offer (See analyst reports, market evaluation).

                        Our Nominees' Record/Position

- The current Board is doing all the right things and is a much better custodian of HDTC than Invacare's proposed board.
-    HDTC's nominees have experience in running a high technology company.
-    HDTC's  Chairman and two former Healthdyne Board members:
     - have demonstrated their commitment to enhancing shareholder value by sales of major businesses to W.R. Grace, British Oxygen (B.O.C.), and Vickers BLC and by splitting the former Healthdyne into three separate public companies.
     - are major shareholders who have no operating positions within the company and receive no compensation other than customary director fees.
       Thus, their interests are consistent with enhancing shareholder values.
- Invacare not able to consummate its tender offer even if its nominees are elected.

                             QUARTERLY REVENUES
                                 IN MILLIONS



40
38                         38.1
36                  35.7
34           33.1
32
30    29.2
28
26
24
22
20
     Q3 96  Q4 96  Q1 97  Q2 97

                                  REVENUES
                             ANNUALIZED RUN RATE

                                 IN MILLIONS


160                          152
150                   143
140            132
130
120     117
110
100
 90
 80
      Q3 96  Q4 96  Q1 97  Q2 97

                                OPERATING EPS


 .20                   .16    .20
 .18            .11
 .16     .10
 .14
 .12
 .10
 .08
 .06
 .04
 .02
 .00
      Q3 96  Q4 96  Q1 97  Q2 97

                            QUANTUM (R) VENTILATOR
                               QUARTERLY GROWTH
                                REVENUES ($MM)



                     Q4 95                           1.7
                     Q1 96                           1.8
                     Q2 96                           2.5
                     Q3 96                           3.3
                     Q4 96                           4.5
                     Q1 97                           6.2
                     Q2 97                           8.9
